U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 24, 2011

ADA-ES, INC.

(Name of registrant as specified in its charter)

Colorado	000-50216	84-1457385
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

8100 SouthPark Way, Unit B, Littleton, Colorado		80120
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303)734-1727

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 25, 2011, ADA-ES, Inc. (“ADA” or “we”) entered into an underwriting agreement (the “Underwriting Agreement”) with Lazard Capital Markets LLC, as the sole book-running manager, Robert W. Baird & Co. Incorporated, as a co-lead manager and JMP Securities LLC, as a co-manager of the offering (together, the “Underwriters”) relating to the public offering (the “Offering”) of 2,000,000 shares of ADA’s common stock, no par value per share (the “Common Stock”), at a price to the public of $15.25 per share (the “Offering Price”), less underwriting discounts and commissions. Under the terms of the Underwriting Agreement, ADA has also granted the Underwriters a 30-day option to purchase up to an additional 300,000 shares of Common Stock offered in the Offering to cover over-allotments, if any. The net proceeds to the Company from the sale of the Common Stock, after deducting the Underwriters’ discount and commission and other estimated offering expenses payable by the Company, are expected to be approximately $28.4 million, assuming no exercise by the Underwriters of their over-allotment option. The Offering is expected to close on October 28, 2011, subject to the satisfaction of customary closing conditions.

The Common Stock is being offered and sold pursuant to a prospectus dated October 12, 2011 and a preliminary and final prospectus supplement filed with the U.S. Securities and Exchange Commission (the “SEC”) on October 24, 2011 and October 25, 2011, respectively, in connection with a takedown from the Company’s effective shelf registration statement on Form S-3, as amended (File No. 333- 171936) declared effective by the SEC on October 12, 2011.

ADA intends to use the net proceeds from this offering for (i) designing, constructing and placing refined coal facilities into service, (ii) expanding to meet the demands resulting from the expected Maximum Achievable Control Technology regulations, (iii) general working capital purposes, including for satisfying indemnity obligations and (iv) general corporate purposes.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.

The Underwriting Agreement has been filed with this report to provide investors and shareholders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.

The legal opinion of Schuchat, Herzog & Brenman, LLC relating to the Common Stock being offered is filed as Exhibit 5.1 to this Current Report on Form 8-K.

The foregoing is only a brief description of the material terms of the Underwriting Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the Underwriting Agreement that is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 8.01 Other Events.

On October 24, 2011, the Company issued a press release announcing the Offering. On October 25, 2011, the Company issued a press release announcing pricing of the Offering. Copies of the press releases are attached as Exhibits 99.1 and 99.2, respectively, to this report and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

1.1	Underwriting Agreement, dated as of October 25, 2011, among ADA-ES, Inc., Lazard Capital Markets LLC, Robert W. Baird & Co. Incorporated and JMP Securities LLC.

5.1	Opinion of Schuchat Herzog & Brenman, LLC

23.1	Consent of Schuchat Herzog & Brenman, LLC (included in Exhibit 5.1)

99.1	Press Release issued by ADA-ES, Inc. on October 24, 2011

99.2	Press Release issued by ADA-ES, Inc. on October 25, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 25, 2011

ADA-ES, Inc. Registrant

/s/ Mark H. McKinnies
Mark H. McKinnies Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of October 25, 2011, among ADA-ES, Inc., Lazard Capital Markets LLC, Robert W. Baird & Co. Incorporated and JMP Securities LLC.

5.1	Opinion of Schuchat Herzog & Brenman, LLC

23.1	Consent of Schuchat Herzog & Brenman, LLC (included in Exhibit 5.1)

99.1	Press Release issued by ADA-ES, Inc. on October 24, 2011

99.2	Press Release issued by ADA-ES, Inc. on October 25, 2011

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